Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-172 and Form S-8 No. 333-342) pertaining to the Vanguard Airlines, Inc. 1994 Stock Option Plan and the Employee Stock Option Plan of Vanguard Airlines, Inc. of our report dated February 27, 2002, except for Note 14, as to which the date is March 8, 2002, with respect to the financial statements and schedule of Vanguard Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Ernst & Young LLP

Kansas City, Missouri

March 26, 2002